UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAP ROCK ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAP ROCK ENERGY CORPORATION
500 W. Wall, Suite 400
Midland, TX 79701

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT

February 20, 2006

Dear Fellow Shareholder:

You have previously received proxy material in connection with the Special Meeting of Shareholders of Cap Rock Energy Corporation to be held on Friday, March 10, 2006 and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.

Cap Rock is asking shareholders to vote on Proposal 1: To Approve the Agreement and Plan of Share Exchange between Cap Rock Energy and Cap Rock Holding Company and Proposal 2: To Approve the postponement or adjournment of the meeting, if necessary or appropriate. Please see the proxy material previously mailed to you for additional information.

Since the required vote to approve Proposal 1 is by an affirmative vote of two-thirds of all shares outstanding and eligible to vote, if you did not vote with respect to Proposal 1, your failure to vote will have the effect of a vote AGAINST this important matter, I would appreciate your immediate attention to the mailing of the enclosed proxy.

Your vote will help Cap Rock continue to provide outstanding service to its customers through local employees in its service areas, while allowing you, as a shareholder, to receive $21.75 in cash for each of your shares. The transaction will not result in a rate increase for customers nor the loss of jobs in the various service areas.

Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1.               VOTE BY TOUCHTONE PHONE:    You may cast your vote by calling the toll-free number on the enclosed proxy card. Using your control number located on your proxy card, cast your ballot.

2.               VOTE THROUGH THE INTERNET:   You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

3.               VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the Shareholders Meeting or voting your shares, you may call our proxy specialists toll-free at 800-761-5517 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern time. You may also contact this number to request additional proxy materials.

Thank you in advance for your support.

/s/ David W. Pruitt
David W. Pruitt, Co-Chairman of the Board and CEO

IF YOU HAVE RECENTLY MAILED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.